UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
May 4, 2011
Alaska Communications Systems Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-28167	52-2126573

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091

(Address of principal executive offices)	(Zip Code)

Company’s telephone number,
including area code:	(907) 297-3000
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 10, 2011, Alaska Communications Systems Group, Inc. (the “Company,” “we,” or “our”) closed the sale of $120.0 million aggregate principal amount of its 6.25% Convertible Notes due 2018 (the “Notes”) to certain initial purchasers in a private placement.
     The sale was consummated pursuant to a purchase agreement, dated May 4, 2011 (the “Purchase Agreement”), by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed therein (collectively, the “Initial Purchasers”).
     The Notes are governed by an indenture, dated as of May 10, 2011 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will pay interest semi-annually on May 1 and November 1 at a rate of 6.25% per year, commencing on November 1, 2011, and will mature on May 1, 2018.
     The Notes will be fully and unconditionally guaranteed (the “Note Guarantees”), on a joint and several unsecured basis, by all of the Company’s existing, majority-owned subsidiaries, other than its license subsidiaries, and certain of the Company’s future domestic subsidiaries (collectively, the “Guarantors”).
     Prior to February 1, 2018, the Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the stated maturity date. The Notes will be convertible at an initial conversion rate of 97.2668 shares of Common Stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $10.28 per share of Common Stock, which represents a 15% conversion premium to the last sale price of $8.94 per share of Common Stock on The NASDAQ Global Select Market on May 4, 2011. In addition, following certain corporate transactions that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate transaction. Upon conversion, the conversion obligation will be settled, at the Company’s election, in cash, shares of Common Stock or a combination thereof.
     Holders of the Notes will have the right to require the Company to repurchase its Notes for cash, in whole or in part, in the event of a fundamental change at 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest. Additionally, the Indenture contains events of default which, if they occur, entitle the holders of the Notes to declare the Notes immediately due and payable.
     The Notes will be the Company’s unsecured obligations, subordinated in right of payment to the Company’s obligations under its senior credit facility as well as certain hedging agreements within the meaning of the Company’s senior credit facility. The Notes will also rank equally in right of payment with all of the Company’s other existing and future senior indebtedness, and will be senior in right of payment to all of the Company’s future subordinated obligations. The Note Guarantees will be subordinated in right of payment to the Guarantors’ obligations under the Company’s senior credit facility as well as certain hedging agreements within the meaning of the Company’s senior credit facility.
     The Notes, the Note Guarantees and Common Stock issuable upon conversion, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any relevant jurisdiction.
     This report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
     The Initial Purchasers and/or their affiliates have engaged in transactions with and performed various financial advisory, investment banking and commercial banking services for the Company in the past, for which they have received compensation, are currently doing so and may do so from time to time in the future. In particular,

JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent under the Company’s senior credit facility. In addition, J.P. Morgan Securities LLC and Oppenheimer & Co. Inc. acted as joint lead arrangers and joint bookrunners, and Oppenheimer & Co. Inc. acted as syndication agent with respect to the Company’s senior credit facility.
     The descriptions of the agreements described above are summaries only and are qualified in their entirety by the reference to the terms of the respective agreements, which are filed as exhibits to this report and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     The information in Item 1.01 this report is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On May 10, 2011, the Company issued $120.0 million aggregate principal amount of its 6.25% Convertible Notes due 2018 (the “Notes”). The Company offered and sold the Notes to certain Initial Purchasers (as defined in Item 1.01 of this report) in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration, in part, based on representations made by the Initial Purchasers in the Purchase Agreement (as defined in Item 1.01 of this report). The Initial Purchasers purchased the Notes from the Company at 97% of their principal amount.
     Additional information pertaining to the Notes is contained in Item 1.01 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
4.1	Indenture, dated as of May 10, 2011, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to 6.25% Convertible Notes due 2018

10.1	Purchase Agreement, dated May 4, 2011, by and among the Company, the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 10, 2011	Alaska Communications Systems Group, Inc.

	By:	/s/ LARS A. DANNER Lars A. Danner
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of May 10, 2011, by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, with respect to 6.25% Convertible Notes due 2018

10.1	Purchase Agreement, dated May 4, 2011, by and among the Company, the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein

4